Exhibit 99.1

FOR IMMEDIATE RELEASE
April 19, 2024

Tandy Leather Factory Appoints Diana Saadeh-Jajeh to its Board of Directors

FORT WORTH, TEXAS – April 19, 2024 (GLOBE NEWSWIRE) – Tandy Leather Factory, Inc. (Nasdaq: TLF) today announced the appointment of Diana Saadeh-Jajeh to the Company’s Board of Directors.  In connection with Ms. Saadeh-Jajeh’s appointment, the Company’s Board is expanding from seven to eight members.

Ms. Saadeh-Jajeh, 54, has served since October 2023 as EVP- Chief Financial Officer and Chief Operating Officer at Ryvid, Inc., a company dedicated to promoting the accessibility of light electric mobility platforms.  Prior to Ryvid, she was with GameStop, Inc., a leading specialty retailer in the field of gaming and entertainment, serving as EVP and Chief Financial Officer (July 2022 – August 2023), SVP and Chief Accounting Officer (July 2021 – July 2022 and June 2020 – March 2021) and Interim Chief Financial Officer (March 2021 – July 2021).  Prior to GameStop, she was VP-Global Finance Operations and Business Transformation at JUUL Labs, Inc., between November 2018 and January 2020.  Ms. Saadeh-Jajeh earned a B.S. in accounting and finance from San Francisco State University and an MBA in electronic business management from Notre Dame de Namur University.

Janet Carr, Chief Executive Officer of the Company, said, “We are excited to have Diana Saadeh-Jajeh join our Board.  Diana brings to our Board a wealth of finance and consumer products executive experience, including as a licensed certified public accountant.  We expect that following our annual stockholders meeting June 4, Diana will also assume the role of Chair of Tandy’s Audit Committee, replacing Elaine Crowley, who is retiring.  Elaine has been a tremendous asset to our Board, capably leading us through the challenges of the last 3 years, and we can’t thank her enough for her service.  With Diana’s exemplary experience, we expect a seamless transition.”

Ms. Saadeh-Jajeh commented, “I am honored to join the Board of Tandy Leather Factory, a cornerstone in the Dallas-Fort Worth area for over a century.  I look forward to working with the management team and Board members contributing to Tandy’s future success.”

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line, including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits.  The Company distributes its products through its 101 North American stores located in 40 US states and six Canadian provinces, and one store located in Spain.  Its common stock trades on the Nasdaq Stock Market under the symbol “TLF”.  To be included on Tandy Leather Factory's email distribution list, go to: http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Importers, Exporters, Manufacturers, Distributors, Retailers of Leathers, Leathercraft Supplies, Hardware, Findings and Finishes

Contact:  Janet Carr, Tandy Leather Factory, Inc.  (817) 872-3200 or janet.carr@tandyleather.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Importers, Exporters, Manufacturers, Distributors, Retailers of Leathers, Leathercraft Supplies, Hardware, Findings and Finishes